ENERGY TRANSFER EQUITY
REPORTS SECOND QUARTER RESULTS

Dallas - August 3, 2016 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended June 30, 2016.
ETE’s net income attributable to partners was $241 million for the three months ended June 30, 2016 compared to $298 million for the three months ended June 30, 2015. Distributable Cash Flow, as adjusted, for the three months ended June 30, 2016 was $276 million compared to $335 million for the three months ended June 30, 2015. The decreases in net income attributable to partners and Distributable Cash Flow, as adjusted, were primarily driven by the $75 million reduction in incentive distributions from ETP, as described below.
The Partnership’s recent key accomplishments and other developments include the following:

•	In July 2016, ETE announced a $0.285 distribution per ETE common unit for the quarter ended June 30, 2016, or $1.14 per unit on an annualized basis.

•	As of June 30, 2016, ETE’s $1.5 billion revolving credit facility had $885 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.18x.

•
In light of Energy Transfer Partners, L.P.’s (“ETP”) current common unit price and its resultant cost of capital, ETE has agreed to a reduction in incentive distributions from ETP in the aggregate amount of $720 million over a period of seven quarters, beginning with the quarter ended June 30, 2016 through the quarter ending December 31, 2017. The quarterly incentive distribution reduction for the quarter ended June 30, 2016 was $75 million, and incentive distribution reductions will increase each subsequent quarter, reaching $130 million for the quarter ending December 31, 2017. Through these incentive distribution reductions, ETE is providing support for ETP during its current major capital spending related to new projects. As these projects are completed, ETP is expected to receive significant cash flow from these projects which, in turn, is expected to facilitate cash distribution growth related to ETP’s common units as well as growth in future incentive distributions to ETE.

The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, August 4, 2016 to discuss its second quarter 2016 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, SUN Common Units, ETP Class I Units, and, through ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (“Sunoco Logistics”), distributions related to its investments in the general partner interests in Sunoco Logistics, limited and general partner interest in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 2.6 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP

(the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates approximately 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units of Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of pipelines, terminalling and acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. Sunoco Logistics’ general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates approximately 1,300 retail fuel sites and convenience stores (including APlus, Stripes, Aloha Island Mart and Tigermarket brands) and distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors located in 30 states at approximately 6,800 sites. Our parent -- Energy Transfer Equity, L.P. (NYSE: ETE) -- owns SUN's general partner and incentive distribution rights. For more information, visit the Sunoco LP website at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:
Energy Transfer
Lyndsay Hannah or Brent Ratliff
214-981-0795

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS

Current assets	$6,090	$5,410

Property, plant and equipment, net	51,386	48,683

Advances to and investments in unconsolidated affiliates	3,453	3,462
Non-current derivative assets	18	—
Other non-current assets, net	742	730
Intangible assets, net	5,356	5,431
Goodwill	7,515	7,473
Total assets	$74,560	$71,189

LIABILITIES AND EQUITY

Current liabilities	$6,188	$4,910

Long-term debt, less current maturities	38,501	36,837
Long-term notes payable to related company	107	—
Non-current derivative liabilities	367	137
Deferred income taxes	5,215	4,590
Other non-current liabilities	1,137	1,069

Commitments and contingencies

Preferred units of subsidiary	33	33
Redeemable noncontrolling interests	15	15

Equity:
Total partners’ capital	(1,681)	(932)
Noncontrolling interest	24,678	24,530
Total equity	22,997	23,598
Total liabilities and equity	$74,560	$71,189

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES	$9,344	$11,594	$17,026	$21,974
COSTS AND EXPENSES:
Cost of products sold	7,054	9,338	12,676	17,825
Operating expenses	688	663	1,329	1,291
Depreciation, depletion and amortization	588	514	1,150	1,007
Selling, general and administrative	187	183	343	338
Total costs and expenses	8,517	10,698	15,498	20,461
OPERATING INCOME	827	896	1,528	1,513
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(450)	(408)	(877)	(779)
Equity in earnings of unconsolidated affiliates	95	117	156	174
Losses on extinguishments of debt	—	(33)	—	(33)
Gains (losses) on interest rate derivatives	(81)	127	(151)	50
Other, net	24	17	40	24
INCOME BEFORE INCOME TAX BENEFIT	415	716	696	949
Income tax benefit	(9)	(56)	(64)	(44)
NET INCOME	424	772	760	993
Less: Net income attributable to noncontrolling interest	183	474	207	411
NET INCOME ATTRIBUTABLE TO PARTNERS	241	298	553	582
General Partner’s interest in net income	1	—	2	1
Convertible Unitholders’ interest in income	1	—	1	—
Class D Unitholder’s interest in net income	—	—	—	1
Limited Partners’ interest in net income	$239	$298	$550	$580
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.23	$0.28	$0.53	$0.54
Diluted	$0.23	$0.28	$0.52	$0.54
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,048.9	1,076.0	1,046.9	1,077.2
Diluted	1,063.8	1,077.6	1,052.5	1,079.0

ENERGY TRANSFER EQUITY, L.P.
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash distributions from ETP associated with:
Limited partner interest	$2	$24	$5	$48
Class H Units	88	62	171	118
General partner interest	8	7	16	15
Incentive distribution rights	335	317	666	617
IDR relinquishments, net of distributions on Class I Units (1)	(110)	(28)	(144)	(55)
Total cash distributions from ETP	323	382	714	743
Cash distributions from Sunoco LP (2)	22	—	44	—
Total cash distributions from investments in subsidiaries	345	382	758	743

Distributable cash flow attributable to Lake Charles LNG:
Revenues	49	54	98	108
Operating expenses	(5)	(4)	(9)	(8)
Selling, general and administrative expenses	—	(1)	(1)	(2)
Distributable cash flow attributable to Lake Charles LNG	44	49	88	98

Expenses of the Parent Company on a cash basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	24	5	55	7
Management fee to ETP (3)	24	24	48	48
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	79	70	157	128
Total Parent Company expenses	127	99	260	183

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (4)	$240	$281	$480	$545
Distributions to be paid to general partner	—	—	1	1
Distributions to be paid to Class D unitholder	—	—	—	1
Total cash distributions to be paid to the partners of ETE	$240	$281	$481	$547

Common units outstanding — end of period	1,044.8	1,069.8	1,044.8	1,069.8
_________________

(1)
IDR relinquishments for the three and six months ended June 30, 2016 include the impact of $75 million of incentive distribution reduction with respect to the second quarter 2016 distribution, as agreed to between ETE and ETP in July 2016.

(2)	Effective July 1, 2015, ETE acquired 100% of the membership interests of Sunoco GP LLC, the general partner of Sunoco LP, and all of the IDRs of Sunoco LP from ETP.

(3)
In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million per year. For GAAP purposes, ETE has capitalized fees totaling $3 million for the three months ended June 30, 2016 and 2015 and $6 million for the six months ended June 30, 2016 and 2015.

(4)
Includes distributions of $0.11 per common unit to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the with distributions for the quarter ended March 31, 2016, and reinvest those distributions in the Convertible Units representing limited partner interest in the Partnership.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(Dollars in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to partners	$241	$298	$553	$582
Equity in earnings related to investments in ETP and Sunoco LP	(334)	(363)	(732)	(691)
Total cash distributions from investments in subsidiaries	345	382	758	743
Amortization included in interest expense (excluding ETP and Sunoco LP)	3	2	6	4
Other non-cash (excluding ETP and Sunoco LP)	7	13	1	20
Distributable Cash Flow	262	332	586	658
Transaction-related expenses	14	3	40	4
Bakken Pipeline Transaction — pro forma interest expense	—	—	—	(6)
Distributable Cash Flow, as adjusted	$276	$335	$626	$656

Total cash distributions to be paid to the partners of ETE	$240	$281	$481	$547
Distribution coverage ratio(1)	1.15x	1.19x	1.30x	1.20x
_________________

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.

Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.
Distribution Coverage Ratio. The Partnership defines Distribution Coverage Ratio for a period as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets	$43	$35
Property, plant and equipment, net	35	20
Advances to and investments in unconsolidated affiliates	5,074	5,764
Intangible assets, net	3	6
Goodwill	9	9
Other non-current assets, net	10	10
Total assets	$5,174	$5,844
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$138	$178
Long-term debt, less current maturities	6,362	6,332
Note payable to related company	353	265
Other non-current liabilities	2	1
Commitments and contingencies
Partners’ capital:
General Partner	(2)	(2)
Limited Partners:
Common Unitholders	(1,738)	(952)
Class D Units	—	22
Series A Convertible Preferred Units	59	—
Total partners’ capital	(1,681)	(932)
Total liabilities and partners’ capital	$5,174	$5,844

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(44)	$(29)	$(81)	$(57)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(82)	(72)	(163)	(133)
Equity in earnings of unconsolidated affiliates	369	398	799	771
Other, net	(2)	—	(2)	1
INCOME BEFORE INCOME TAXES	241	297	553	582
Income tax benefit	—	(1)	—	—
NET INCOME	241	298	553	582
General Partner’s interest in net income	1	—	2	1
Convertible Unitholders' interest in income	1	—	1	—
Class D Unitholder’s interest in net income	—	—	—	1
Limited Partners’ interest in net income	$239	$298	$550	$580